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                                                                     EXHIBIT 5.2

                                 MANOR CARE INC.
                             333 North Summit Street
                               Toledo, Ohio 43604


                                  May 3, 2001



Manor Care, Inc.
333 N. Summit Street
Toledo, Ohio 43604-2617

          Re: Registration Statement for $200,000,000 Aggregate Principal Amount of Senior Notes and Related Guarantees

Ladies and Gentlemen:

                  In connection with the registration of $200,000,000 aggregate principal amount of its 8.00% Senior Notes due 2008 (the "Exchange Notes") by Manor Care, Inc., a Delaware corporation (the "Company"), and the related guarantees of the Exchange Notes pursuant to the Indenture (as defined below) (the "Guarantees") by the guarantors listed on Schedule 1 attached hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 to be filed with the Securities and Exchange Commission on May 3, 2001 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

                  The Exchange Notes and the Guarantees will be issued pursuant to an indenture dated as of March 8, 2001 (the "Indenture"), among the Company, the Guarantors and National City Bank, as trustee (the "Trustee"). The Exchange Notes will be issued in exchange for the Company's outstanding 8.00% Senior Notes due 2008 (the "Private Notes") on the terms set forth in the prospectus contained in the Registration Statement and the Transmittal Letter filed as an exhibit thereto (the "Exchange Offer").

                  In my capacity as Vice President and General Counsel of the Company, I am familiar with the proceedings taken by the Company and the Guarantors in connection with the authorization of the Exchange Notes and the Guarantees, respectively. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or
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copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

                  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

                  Various issues concerning the Exchange Notes are addressed in the opinion of Latham & Watkins of even date herewith, which has separately been provided to you, and I express no opinion with respect to those matters.

                  Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, each of the Guarantees as set forth in the Indenture has been duly authorized by the respective Guarantor and, upon due execution, issuance, authentication and delivery of the Exchange Notes in accordance with the terms of the Exchange Offer and the Indenture, each Guarantee will be the legally valid and binding obligation of the respective Guarantor, enforceable in accordance with its terms.

                  The opinion rendered in the foregoing paragraph relating to the enforceability of the Guarantees is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

                  To the extent that the obligations of the Guarantors under the Exchange Notes and the Indenture may be dependent upon such matters, I have assumed for purposes of this opinion that (i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture; and (d) has duly authorized, executed and delivered the Indenture; (ii) the Indenture constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

                  I have not been requested to express and, with your knowledge and consent, do not render any opinion with respect to the applicability to the obligations of the Guarantors under the Indenture (including the Guarantees set forth therein) of Section 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor
Law) relating to fraudulent transfers and obligations.
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                  I consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to my name contained under the heading "Legal Matters."



                                          Very truly yours,

                                          /s/ R. Jeffrey Bixler

                                          R. Jeffrey Bixler
                                          Vice President and General Counsel
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                                   SCHEDULE 1

                                   GUARANTORS

AMERICAN HOSPITAL BUILDING CORPORATION
AMERICANA HEALTHCARE CENTER OF PALOS TOWNSHIP, INC.
AMERICANA HEALTHCARE CORPORATION OF GEORGIA
AMERICANA HEALTHCARE CORPORATION OF NAPLES
ANCILLARY SERVICES MANAGEMENT, INC.
ARCHIVE ACQUISITION, INC.
ARCHIVE RETRIEVAL SYSTEMS, INC.
BAILY NURSING HOME, INC.
BIRCHWOOD MANOR, INC.
BLUE RIDGE REHABILITATION SERVICES, INC.
CANTERBURY VILLAGE, INC.
CHARLES MANOR, INC.
CHESAPEAKE MANOR, INC.
DEKALB HEALTHCARE CORPORATION
DEVON MANOR CORPORATION
DISTCO, INC.
DIVERSIFIED REHABILITATION SERVICES, INC.
DONAHOE MANOR, INC.
EAST MICHIGAN CARE CORPORATION
EXECUTIVE ADVERTISING, INC.
EYE-Q NETWORK, INC.
FOUR SEASONS NURSING CENTERS, INC.
GEORGIAN BLOOMFIELD, INC.
GREENVIEW MANOR, INC.
HCR ACQUISITION CORPORATION
HCR HOME HEALTH CARE AND HOSPICE, INC.
HCR HOSPITAL HOLDING COMPANY, INC.
HCR INFORMATION CORPORATION
HCR MANORCARE MEDICAL SERVICES OF FLORIDA, INC.
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HCR PHYSICIAN MANAGEMENT SERVICES, INC.
HCR REHABILITATION CORP.
HCRA OF TEXAS, INC.
HCRC INC.
HEALTH CARE AND RETIREMENT CORPORATION OF AMERICA
HEALTHCARE CONSTRUCTION CORP.
HEARTLAND CAREPARTNERS, INC.
HEARTLAND EMPLOYMENT SERVICES, INC.
HEARTLAND HOME CARE, INC.
HEARTLAND HOME HEALTH CARE SERVICES, INC.
HEARTLAND HOSPICE SERVICES, INC.
HEARTLAND MANAGEMENT SERVICES, INC.
HEARTLAND MEDICAL INFORMATION SERVICES, INC.
HEARTLAND REHABILITATION SERVICES OF FLORIDA, INC.
HEARTLAND REHABILITATION SERVICES, INC.
HEARTLAND SERVICES CORP.
HERBERT LASKIN, RPT - JOHN MCKENZIE, RPT PHYSICAL THERAPY PROFESSIONAL ASSOCIATES, INC.
HGCC OF ALLENTOWN, INC.
IN HOME HEALTH, INC.
INDUSTRIAL WASTES, INC.
IONIA MANOR, INC.
JACKSONVILLE HEALTHCARE CORPORATION
KENSINGTON MANOR, INC.
KNOLLVIEW MANOR, INC.
LEADER NURSING AND REHABILITATION CENTER OF BETHEL PARK, INC. LEADER NURSING AND REHABILITATION CENTER OF GLOUCESTER, INC. LEADER NURSING AND REHABILITATION CENTER OF SCOTT TOWNSHIP, INC.
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LEADER NURSING AND REHABILITATION CENTER OF VIRGINIA INC.
LINCOLN HEALTH CARE, INC.
MANOR CARE AVIATION, INC.
MANOR CARE MANAGEMENT CORPORATION
MANOR CARE OF AKRON, INC.
MANOR CARE OF AMERICA, INC
MANOR CARE OF ARIZONA, INC.
MANOR CARE OF ARLINGTON, INC.
MANOR CARE OF BOCA RATON, INC.
MANOR CARE OF BOYNTON BEACH, INC.
MANOR CARE OF CANTON, INC.
MANOR CARE OF CENTERVILLE, INC
MANOR CARE OF CHARLESTON, INC.
MANOR CARE OF CINCINNATI, INC.
MANOR CARE OF COLUMBIA, INC.
MANOR CARE OF DARIEN, INC.
MANOR CARE OF DELAWARE COUNTY, INC.
MANOR CARE OF DUNEDIN, INC.
MANOR CARE OF FLORIDA, INC.
MANOR CARE OF HINSDALE, INC.
MANOR CARE OF KANSAS, INC.
MANOR CARE OF KINGSTON COURT, INC.
MANOR CARE OF LARGO, INC.
MANOR CARE OF LEXINGTON, INC.
MANOR CARE OF MEADOW PARK, INC.
MANOR CARE OF MIAMISBURG, INC
MANOR CARE OF NORTH OLMSTEAD, INC.
MANOR CARE OF PINEHURST, INC.
MANOR CARE OF PLANTATION, INC.
MANOR CARE OF ROLLING MEADOWS, INC.
MANOR CARE OF ROSSVILLE, INC.
MANOR CARE OF SARASOTA, INC.
MANOR CARE OF WILLOUGHBY, INC.
MANOR CARE OF WILMINGTON, INC.
MANOR CARE OF YORK (NORTH), INC.
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MANOR CARE OF YORK (SOUTH), INC.
MANOR CARE PROPERTIES, INC.
MANOR LIVING CENTERS, INC.
MANORCARE HEALTH SERVICES OF BOYNTON BEACH, INC.
MANORCARE HEALTH SERVICES OF GEORGIA, INC.
MANORCARE HEALTH SERVICES OF NORTHHAMPTON COUNTY, INC.
MANORCARE HEALTH SERVICES OF VIRGINIA, INC.
MANORCARE HEALTH SERVICES, INC.
MARINA VIEW MANOR, INC.
MCHS OF NEW YORK, INC.
MEDICAL AID TRAINING SCHOOLS, INC.
MEDI-SPEECH SERVICE, INC.
MID-SHORE PHYSICAL THERAPY ASSOCIATES, INC.
MILESTONE HEALTH SYSTEMS, INC.
MILESTONE HEALTHCARE, INC.
MILESTONE REHABILITATION SERVICES, INC.
MILESTONE STAFFING SERVICES, INC.
MILESTONE THERAPY SERVICES, INC.
MNR FINANCE CORP.
MRC REHABILITATION, INC.
MRS, INC.
NEW MANORCARE HEALTH SERVICES, INC.
PEAK REHABILITATION, INC.
PERRYSBURG PHYSICAL THERAPY, INC
PHYSICAL, OCCUPATIONAL, AND SPEECH THERAPY, INC.
PNEUMATIC CONCRETE, INC.
PORTFOLIO ONE, INC.
REHABILITATION ADMINISTRATION CORPORATION
REHABILITATION ASSOCIATES, INC.
REHABILITATION SERVICES OF ROANOKE, INC.
REINBOLT & BURKAM, INC.
RICHARDS HEALTHCARE, INC.
RIDGEVIEW MANOR, INC.
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ROLAND PARK NURSING CENTER, INC.
RVA MANAGEMENT SERVICES, INC.
SILVER SPRING - WHEATON NURSING HOME, INC.
SPRINGHILL MANOR, INC.
STEWALL CORPORATION
STRATFORD MANOR, INC.
STUTEX CORP.
SUN VALLEY MANOR, INC.
THE NIGHTINGALE NURSING HOME, INC.
THERAPY ASSOCIATES, INC.
THERASPORT PHYSICAL THERAPY, INC.
THREE RIVERS MANOR, INC.
TOTALCARE CLINICAL LABORATORIES, INC.
WASHTENAW HILLS MANOR, INC.
WHITEHALL MANOR, INC.
COLEWOOD LIMITED PARTNERSHIP
BOOTH LIMITED PARTNERSHIP
HCR MANORCARE MESQUITE, L.P.
HCR HOSPITAL, LLC
ANCILLARY SERVICES, LLC
BATH ARDEN, LLC
CLAIRE BRIDGE OF ANDERSON, LLC
CLAIRE BRIDGE OF AUSTIN, LLC
CLAIRE BRIDGE OF KENWOOD, LLC
CLAIRE BRIDGE OF SAN ANTONIO, LLC
CLAIRE BRIDGE OF SUSQUEHANNA, LLC
CLAIRE BRIDGE OF WARMINSTER, LLC
EMERSON SPRINGHOUSE, LLC
FRESNO ARDEN, LLC
LAKE ZURICH ARDEN, LLC
MESQUITE HOSPITAL, LLC
METUCHEN ARDEN, LLC
MIDDLETOWN ARDEN, LLC
MONROE ARDEN, LLC
MOORESTOWN ARDEN, LLC
OVERLAND PARK ARDEN, LLC
OVERLAND PARK SKILLED NURSING, LLC
ROCKFORD ARDEN, LLC
ROCKLEIGH ARDEN, LLC
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TOM'S RIVER ARDEN, LLC
TUSCAWILLA ARDEN, LLC
WAYNE ARDEN, LLC
WAYNE SPRINGHOUSE, LLC
WEST DEPTFORD ARDEN, LLC
WEST ORANGE ARDEN, LLC
WEST ORANGE SPRINGHOUSE, LLC
ALBUQUERQUE ARDEN, LLC
ANNANDALE ARDEN, LLC
BAINBRIDGE ARDEN, LLC
BINGHAM FARMS ARDEN, LLC
COLONIE ARDEN, LLC
CRESTVIEW HILLS ARDEN, LLC
FIRST LOUISVILLE ARDEN, LLC
GENEVA ARDEN, LLC
HANOVER ARDEN, LLC
JEFFERSON ARDEN, LLC
KANSAS SKILLED NURSING, LLC
KENWOOD ARDEN, LLC
LAURELDALE ARDEN, LLC
LEXINGTON ARDEN, LLC
LINWOOD ARDEN, LLC
LIVONIA ARDEN, LLC
MEMPHIS ARDEN, LLC
NAPA ARDEN, LLC
NASHVILLE ARDEN, LLC
NISHAYUNA ARDEN, LLC
ROANOKE ARDEN, LLC
SAN ANTONIO ARDEN, LLC
SECOND LOUISVILLE ARDEN, LLC
SETAUKET ARDEN, LLC
SILVER SPRING ARDEN, LLC
SUSQUEHANNA ARDEN LLC
TAMPA ARDEN, LLC
TUSTIN ARDEN, LLC
WALL ARDEN, LLC
WARMINSTER ARDEN LLC
WEST WINDSOR ARDEN, LLC
WILLIAMS VILLE ARDEN, LLC